Exhibit 1.1
J.P. MORGAN SECURITIES LLC
UNDERWRITING AGREEMENT

NANOSTRING TECHNOLOGIES, INC.
4,000,000 Shares of Common Stock
Underwriting Agreement
July 17, 2018
J.P. Morgan Securities LLC
UBS Securities LLC
As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

NanoString Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC and UBS Securities LLC are acting as representatives (the “Representatives”), an aggregate of 4,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 600,000 shares of common stock, par value $0.0001 per share, of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-220255), including a related prospectus or prospectuses, relating to certain securities of the Company, including the Shares, to be issued from time to time by the Company. Such registration statement, as amended, at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information (the “Base Prospectus”) and the prospectus supplement thereto dated July 16, 2018 relating to the Shares, and the term “Prospectus” means the Base Prospectus and the prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated July 16, 2018 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
“Applicable Time” means 6:00 P.M. New York City time, on July 17, 2018.
2.Purchase of the Shares.
(a)The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $11.75 (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.
In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.
If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.
The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof or unless otherwise agreed to in writing by the Representatives and the Company). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
(b)The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
(c)Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025 at 10:00 A.M., New York City time, on July 20, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. If the Shares will be certificated, the certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
(d)The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
3.Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
(a)Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(b)Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
(c)Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or

Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(d)Emerging Growth Company. From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.
(e)Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not, and will not without the prior written consent of the Representatives, distribute or approve for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(g)Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except unaudited financial statements, which are subject to normal year-end adjustment and do not contain certain footnotes as permitted by the applicable rules of the Commission.

(i)No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and (iv) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.
(j)Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing in good standing (to the extent such concepts are applicable under such laws) under the laws of their respective jurisdictions of organization, have the corporate power and authority to own their property and to conduct their businesses as described in the Pricing Disclosure Package and are duly qualified to transact business and are in good standing (to the extent such concepts are applicable under such laws) in each jurisdiction in which the conduct of their businesses or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not have any significant subsidiaries, as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.
(k)Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,) and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, equity or claim of any third party.
(l)Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(m)Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(n)The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.
(o)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(p)No Conflicts. The execution and delivery of, and performance by the Company of its obligations under, this Agreement, will not (i) result in the violation of any applicable law; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole or

(iii) result in the violation of any judgment, order or decree of any governmental body, regulatory authority, agency or court having jurisdiction over the Company or any subsidiary except, in the case of clauses (i) and (iii) above, as would not, individually or in the aggregate, have a Material Adverse Effect.
(q)No Consents Required. No consent, approval, authorization or order of, or qualification with any governmental body, regulatory authority or agency is required for the performance by the Company of its obligations under this Agreement, except as may be required by the Nasdaq Stock Market LLC or under applicable state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters.
(r)Legal Proceedings. Except as accurately described in all material respects in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings or regulatory investigations pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal or governmental proceedings or regulatory actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in all material respects in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.
(s)Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.
(t)Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Pricing Disclosure Package.
(u)Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use, all material foreign and U.S. patents and all patent rights associated therewith, patent applications, inventions, registered and unregistered trademarks and service marks and all rights associated therewith, trade names, trade dress, trademark registrations, service mark registrations, copyrights, databases and rights associated with databases, moral rights, licenses, trade secrets and all rights associated with trade secrets, domain names, proprietary processes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights, including registrations and applications for registrations thereof (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and, to the knowledge of the Company, the conduct of their respective businesses will not infringe any valid issued patent claim, or, except as would not reasonably be expected to have a Material Adverse Effect, infringe, misappropriate or otherwise violate any other Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Intellectual Property owned by the Company has not been adjudged invalid or unenforceable, in whole or in part, by a court, regulatory or administrative agency or commission or other governmental authority of competent jurisdiction, (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the ownership, validity, enforceability or scope of any such Intellectual Property, excluding office actions before the U.S. Patent and Trademark Office and foreign patent and trademark offices arising in the ordinary course of prosecuting any pending applications included within such Intellectual Property and (iii) to the Company’s knowledge, none of the Intellectual Property used by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its current or former employees or independent contractors. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property, (ii) the Company has not received any notice of infringement of or conflict with any Intellectual Property and (iii) to the knowledge of the Company, there is no infringement, misappropriation, or other violation of the Intellectual Property owned by the Company, in each case, except as would not be reasonably expected to have a Material Adverse Effect. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement or the Prospectus and are not described in all material respects in the Registration Statement, Pricing Disclosure Package and Prospectus.
(v)Regulatory Studies. The analytical and clinical validation studies conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval or clearance, were and, if still pending, are being conducted by the Company or, to the knowledge of the Company on behalf of the Company, in all material respects in accordance with the applicable trial protocols and all applicable statutes, rules and regulations of the United States Food and Drug Administration and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, applicable parts of 21 C.F.R. Parts 50, 54, 56, 58, and 312. The descriptions in the Registration Statement, the Pricing Disclosure Package or the Prospectus of the results of such analytical and clinical validation studies are accurate and complete in all material respects and fairly present the data derived from such studies. The Company has no knowledge of any other clinical or analytical validation studies the results of which reasonably call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company and its subsidiaries have operated and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notices, correspondence or other written communication from the Regulatory Authorities or any other governmental agency requiring or threatening the premature termination or suspension of any clinical or analytical validation studies that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same.
(w)No Undisclosed Relationships. No relationships or related-party transactions involving the Company or any of its subsidiaries, on the one hand and any holder of 5% or more of the Stock, any director, any director nominee or any executive officer, or members of such individuals’ immediate families, or any enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by such individuals, any customer or supplier, on the other, exists that is required by the Securities Act to be described in the Registration Statement, Pricing Disclosure Package and the Prospectus which have not been described as required.
(x)Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(y)Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except insofar as the failure to pay such taxes or file such returns would not result in a Material Adverse Effect. The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company filed with the Commission as a part of the Registration Statement and as included in each of the Pricing Disclosure Package and the Prospectus are adequate, in accordance with generally accepted accounting principles, to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(z)Licenses and Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(aa)No Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Pricing Disclosure Package and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, manufacturers or contractors, except as would not have a Material Adverse Effect.

(bb)    Certain Environmental Matters. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not be reasonably likely to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(cc)    Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.
(dd)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is communicated to the Company’s principal executive officer and principal financial officer as appropriate by others at the Company, particularly during the periods in which the periodic reports required to be filed under the Exchange Act are being prepared, to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective and timely in alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required to be filed under the Exchange Act.
(ee)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, without limitation, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Pricing Disclosure Package, there are and since the end of the Company’s most recent audited fiscal year, there have been, no material weaknesses in the Company’s internal controls (whether or not remediated) and no change in the Company’s internal controls that has materially affected, or is reasonably likely to have a material effect, on the Company’s internal controls.
(ff)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)    Insurance. The Company and each of its subsidiaries have insurance coverage from insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received any notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, (ii) been refused any insurance coverage sought or applied for or (iii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(hh)    Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the integrity, operation, redundancy and security of all IT Systems and the privacy and security of all personal, personally identifiable, sensitive, confidential or regulated data processed or maintained on the IT Systems or otherwise by the Company and its subsidiaries (“Personal Data”), and to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and all internal policies and contractual obligations of the Company and its subsidiaries, relating to the security of IT Systems and the privacy and security of Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(ii)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent or controlled affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(jj)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(kk)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or controlled affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is subject to Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(ll)    No Registration Rights. Except as described in the Pricing Disclosure Package and the Prospectus (and the registration rights contained in the Company’s Amended and Restated Investors’ Rights Agreement dated as of November 29, 2012, as amended on December 20, 2012, which rights have been duly waived), no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(mm)    No Stabilization. Neither the Company nor any of its subsidiaries or controlled affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(nn)    Statistical and Market Data. The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data is consistent with the sources from which they are derived.
(oo)    Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) or implementing the provisions thereof which the Company is required to comply with as of the date of this Agreement, and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act as they will become applicable to the Company after the date of this Agreement.
(pp)    Status under the Securities Act. The Company is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(qq)    No Sales under Rule 144A, Reg D or Reg S. Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
(rr)    No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.
4.Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a)Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file within the prescribed time period all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.
(b)Delivery of Copies. Upon the request of the Representatives, the Company will furnish, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration

Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
(c)Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
(d)Notice to the Representatives. The Company will advise the Representatives promptly, and, with respect to clauses (iii) through (v) only, confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-The-Waters Communications or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, including but not limited to, any request for information concerning any Written Testing-The-Waters Communications; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Written Testing-The-Waters Communications or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-The-Waters Communications as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus or Written Testing-The-Waters Communications is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use all reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-The-Waters Communications or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e)Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g)Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
(h)Clear Market. For a period of 75 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and UBS Securities LLC. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) awards (or the filing of a registration statement on Form S-8 with the Commission in respect of such awards) (1) pursuant to the Company's equity incentive plans under the terms of such plans in effect on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (2) pursuant to any inducement grants made in accordance with Exchange rules, (C) the sale of shares of Stock to employees pursuant to the Company's employee stock purchase plans, (D) the issuance by the Company of shares of Stock upon the exercise of an option or warrant, and the vesting of equity awards outstanding under the Company’s equity incentive plans under the terms of such plans in effect on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Underwriter has been advised in writing, or (E) the issuance of shares of Stock or any securities convertible into, or exercisable or exchangeable for, shares of Stock in connection with any (1) mergers, (2) acquisition of securities, businesses, property or other assets, (3) joint ventures, (4) strategic alliances or licensing, collaboration or similar agreements, (5) partnerships with experts or other talent to develop or provide content, (6) equipment leasing arrangements or (7) debt financing; provided that (x) the aggregate number of shares of Stock or securities convertible into, or exercisable or exchangeable for, shares of Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this subclause (E) shall not exceed 10% of the number of shares of Stock outstanding immediately after the issuance and sale of the Shares, and (y) each recipient of any such shares or other securities executes a "lock-up" letter substantially in the form of Exhibit A hereto for the remainder of such 75-day restricted period.
(i)Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.
(j)No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, without giving any effect to the activities by the Underwriters, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.
(k)Exchange Listing. The Company will use all reasonable efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Market (the “Exchange”).
(l)Reports. For a period of two years from the date of this Agreement, the Company will furnish to the Representatives, as soon as commercially reasonable after the date they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares; provided the Company will be deemed to have furnished such reports and other communications to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.
(m)Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(o)Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 75-day restricted period referred to in Section 4(h) hereof.
5.Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.
(c)It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
(b)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(c)No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer or chief financial officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.
(e)Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
(ii) Certificate of the Chief Financial Officer. On the date of this Agreement, the Closing Date and the Additional Closing Date, as the case may be, the Representatives shall have received a certificate, dated the applicable date, of the chief financial officer with respect to certain financial information of the Company, to the effect set forth in Exhibit B hereto.
(f)Opinion and 10b-5 Statement of Counsel for the Company. Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(g)Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(h)No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.
(i)Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in Delaware and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(j)Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.
(k)Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.
(l)Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.Indemnification and Contribution.
(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-The-Waters Communications, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(b)Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-The-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter under the heading “Underwriting”: the third paragraph, the last sentence of the fourth paragraph, the third and fourth sentences of the sixth paragraph, the thirteenth paragraph, the fourteenth paragraph and the fifteenth paragraph.
(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (after deducting the underwriting discounts and commissions but before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.
(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
8.Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.
9.Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
10.Defaulting Underwriter.
(a)If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
(b)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
11.Payment of Expenses.
(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) all fees and expenses incurred in connection with the registration or qualification of the Shares under state or foreign securities or blue sky laws as provided in Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (viii) all expenses and application fees related to the listing of the Shares on the Nasdaq Market. It is understood, however, that except as provided in this Section 11, Section 7 and the last sentence of Section 10(c), the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(b)If (i) this Agreement is terminated on or prior to the Closing Date pursuant to clause (ii) of Section 9, or (ii) this Agreement is terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions or obligations of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, the Company shall not be liable to reimburse the Underwriters pursuant to the immediately preceding sentence if, pursuant to clauses (i), (iii) or (iv) of Section 9, the Representatives determine it is impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
12.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
14.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
15.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.Miscellaneous.
(a)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk; and c/o UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019 (fax: (212) 713-3371). Notices to the Company shall be given to it at NanoString Technologies, Inc., 530 Fairview Avenue North, Seattle, Washington, 98109, (fax: (206) 378-6288); Attention: Chief Financial Officer with a copy, which shall not constitute notice, to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104, Attention: Patrick Schultheis and Michael Nordtvedt.
(b)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(c)Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.
(d)Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,
NANOSTRING TECHNOLOGIES, INC.
By:    /s/ R. Bradley Gray
Name: R. Bradley Gray
Title: President and Chief Executive Officer
Accepted: As of the date first written above
J.P. MORGAN SECURITIES LLC
For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.
By:    /s/ Ben Burdett
Authorized Signatory

UBS SECURITIES LLC
For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.
By:    /s/ Marko Turcinov
Authorized Signatory

By:    /s/ Khaled Habayeb
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	2,080,000
UBS Securities LLC	1,220,000
Robert W. Baird & Co. Incorporated	700,000
________________________
Total	4,000,000

Annex A
a.    Pricing Disclosure Package
None
b.    Pricing Information Provided Orally by Underwriters
Underwritten Shares offered: 4,000,000
Option Shares offered: 600,000
Price to Public: $12.50 per share

Exhibit A
FORM OF LOCK-UP AGREEMENT

July [ ], 2018
J.P. MORGAN SECURITIES LLC
UBS SECURITIES LLC

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, NY 10019

Re:    NanoString Technologies, Inc. --- Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with NanoString Technologies, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.0001 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and UBS Securities LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 75 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.0001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
The provisions of the immediately preceding paragraph shall not apply to (or otherwise limit or restrict):
(A) sales of shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be made voluntarily in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(B) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (i) by bona fide gift, will or intestacy or (ii) to the spouse, domestic partner, parent, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of an immediate family member; provided that in the case of any transfer pursuant to this clause (B), each transferee or donee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this Letter Agreement; and provided, further, that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other public announcement shall be required or shall be voluntarily made during the Restricted Period;
(C) the transfer of shares of Common Stock or any security convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided, that any filing required to be made under Section 16(a) of the Exchange Act in connection with such transfer shall clearly indicate in a footnote that such transfer was made in connection with a “net" or “cashless" exercise or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, as applicable;
(D) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or made voluntarily by or on behalf of the undersigned or the Company;
(E) transfers of shares of Common Stock pursuant to a Rule 10b5-1 trading plan in effect as of the date hereof;
(F) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; or
(G) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a Change of Control (as defined below) of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement. For purposes of this Lock-up Agreement, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Notwithstanding the foregoing, this Letter Agreement shall terminate and the undersigned shall be released from all obligations under this Letter Agreement upon the earliest to occur of (1) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder, (2) if prior to the execution of the Underwriting Agreement, the Company notifies the Representatives in writing that it does not intend to proceed with the Public Offering, and (3) August 31, 2018. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit B

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE